UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in our Current Report on Form 8-K filed on February 3, 2010, March 1, 2010 and March 16, 2010, we, through G&E HC REIT II Parkway Medical Center, LLC, our wholly owned subsidiary, or G&E HC REIT II Parkway Medical Center, entered into a purchase agreement and escrow instructions on January 28, 2010, or the Purchase Agreement, and two amendments to the Purchase Agreement on February 23, 2010 and March 12, 2010, respectively, with Parkway Medical Center, LLC, an unaffiliated third party, or the Seller, and Resource Title Agency, or the Escrow Agent, for the purchase of the Parkway Medical Center, located in Beachwood, Ohio, for an original purchase price of $10,975,000, plus closing costs, which was subsequently reduced to a purchase price of $10,900,000, pursuant to the second amendment to the Purchase Agreement.

Third Amendment to the Purchase Agreement

On April 7, 2010, we entered into a third amendment to the Purchase Agreement, or the Third Amendment, with the Seller and the Escrow Agent. The material terms of the Third Amendment provided for: (i) an extension of the closing date until April 12, 2010; (ii) the addition of certain conditions precedent in our favor related to tenant improvements; and (iii) deletion and/or amendment of certain sections of the Purchase Agreement related to the tenant improvements escrow agreement, escrow holdback agreement and rental escrow agreement.

The material terms of the Third Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Parkway Medical Center Acquisition

On April 12, 2010, we, through G&E HC REIT II Parkway Medical Center, acquired the Parkway Medical Center property from the Seller for a purchase price of $10,900,000, plus closing costs. We financed the purchase price of the property using cash proceeds from our initial public offering. In connection with the acquisition, we paid an acquisition fee of approximately $300,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors, LLC, the managing member of our advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC. Additionally, pursuant to a separate agreement to which we were not a party, in connection with the acquisition of the Parkway Medical Center property, the Seller paid a real estate broker of Grubb & Ellis Company, which serves as our sponsor, approximately $164,000, or 1.5% of the purchase price, as a commission for real estate brokerage services.

Item 7.01 Regulation FD Disclosure.

On April 13, 2010, we issued a press release announcing the acquisition of the Parkway Medical Center property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

10.1 Third Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated April 7, 2010

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated April 13, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

April 13, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment to Purchase Agreement and Escrow Instructions between G&E HC REIT II Parkway Medical Center, LLC and Parkway Medical Center, LLC and Resource Title Agency, dated April 7, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated April 13, 2010